      As filed with the Securities and Exchange Commission on July 19, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933

                            ________________________

                             U.S. HOME SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                             75-2922239
    (State or other jurisdiction of                  (I.R.S. employer identification number)
    incorporation or organization)

                          750 State Highway 121 Bypass
                                    Suite 170
                             Lewisville, Texas 75067
          (Address, including zip code, of principal executive offices)

                            ________________________


              U.S. Home Systems, Inc. 2000 Stock Compensation Plan

                            (Full title of the Plan)

                            ________________________


                                 Murray H. Gross
                             U.S. Home Systems, Inc.
                          750 State Highway 121 Bypass
                                    Suite 170
                             Lewisville, Texas 75067
                             (214) 488-6300 (phone)
                           (972) 451-4800 (facsimile)

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Richard B. Goodner
                              Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                               Dallas, Texas 75202
                             (214) 953-6167 (phone)
                           (214) 953-5822 (facsimile)

                            ________________________

                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
    Title of Securities to be        Amount to be       Proposed Maximum      Proposed Maximum
           Registered                 Registered       Offering Price per    Aggregate Offering      Amount of
                                                              Share                Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value     1,190,674 shares (1)     $4.85 (2)          $5,774,769 (2)        $531.28

-------------------------------------------------------------------------------------------------------------------

(1)    Issuable under the U.S. Home Systems, Inc. 2000 Stock Compensation Plan.
(2) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by The Nasdaq SmallCap Market on July 16, 2002.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The document(s) containing the information specified in Item 1 of Part 1 of Form S-8 will be sent or given to employees of U.S. Home Systems, Inc. (the "Company" or "Registrant") as specified by Rule 428(b)(1). As specified in Form S-8, such documents are not filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information.

     The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement, and stating that these documents are incorporated by reference in the
Section 10(a) prospectus. The statement also will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement will include the address (giving title or department) and telephone number to which the request is to be directed.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents as filed with the U.S. Securities and Exchange Commission are incorporated by reference in this Registration Statement:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

2.   The Company's Current Report on Form 8-K filed February 20, 2002;

3. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

4.   The Company's Definitive Proxy Statement on Schedule 14A filed April 25,
     2002;

5.   The Company's Current Report on Form 8-K filed June 3, 2002;

6.   The Company's Current Report on Form 8-K filed June 19, 2002;

7.   The Company's Current Report on Form 8-K filed July 11, 2002; and

8. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3, No. 333-63776, filed June 25, 2001 and effective on July 6, 2001, including any amendment and report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 6.   Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

     The Registrant's certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the Registrant's stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Registrant existing at the time of such repeal or modification.

Bylaws

     The Registrant's bylaws provide that it (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was an employee or agent of the Registrant or at the request of the Registrant was serving as an employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. However, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that a court of appropriate jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper. Any indemnification shall be made by the Registrant upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth above. Expenses incurred by a person who is or was a director or officer of the Registrant in defending such actions or suits shall be paid by the Registrant at reasonable intervals in advance of the final disposition of such action or suit upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant. In addition, the Registrant shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Registrant in connection with such person's appearance as a witness or other participant in a proceeding in which such person or the Registrant is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Registrant or by reason of his past or present capacity as a director or officer of the Registrant. The Registrant intends these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.

Insurance

     The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

Item 8.       Exhibits.

Exhibit No.   Exhibit

5             Opinion of Jackson Walker L.L.P. (a)

23.1          Consent of Ernst & Young LLP (a)

23.2          Consent of Jackson Walker L.L.P. (included in opinion filed as
              Exhibit 5)

24            Power of Attorney (included on signature page of this Registration
              Statement)

99 Amended and Restated 2000 Stock Compensation Plan (which updates the 2000 Stock Compensation Plan filed as Exhibit F to the Schedule 14A filed by the Company on December 15, 2000) (a)

-------------------------------------------------------------------------------
(a)  Filed herewith.

Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; provided, however, that paragraphs
                 (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on July 19, 2002.

                                         U.S. HOME SYSTEMS, INC.


                                         By:   /s/ Murray H. Gross
                                             -----------------------------------
                                             Murray H. Gross, President, Chief
                                             Executive Officer and Chairman of
                                             the Board of Directors


                                         By:   /s/ Robert A. DeFronzo
                                             -----------------------------------
                                             Robert A. DeFronzo, Chief Financial
                                             Officer, Secretary and Treasurer
                                             (Principal Financial and
                                             Accounting Officer)


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of U.S. Home Systems, Inc., hereby constitute and appoint Murray H. Gross and Robert A. DeFronzo, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name                               Title                                       Date
----                               -----                                       ----
  /s/ Murray H. Gross              President, Chief Executive Officer and      July 19, 2002
--------------------------------   Chairman of the Board of Directors
Murray H. Gross

  /s/ David A. Yoho                Director                                    July 19, 2002
--------------------------------
David A. Yoho

  /s/ Ronald I. Wagner             Director                                    July 19, 2002
--------------------------------
Ronald I. Wagner

  /s/ D.S. Berenson                Director                                    July 19, 2002
--------------------------------
D.S. Berenson

  /s/ Donald A. Buchholz           Director                                    July 19, 2002
--------------------------------
Donald A. Buchholz

                                    EXHIBITS
                                INDEX TO EXHIBITS

Exhibit No.    Exhibit

5              Opinion of Jackson Walker L.L.P. (a)

23.1           Consent of Ernst & Young LLP (a)

23.2           Consent of Jackson Walker L.L.P. (included in opinion filed as
               Exhibit 5)

24 Power of Attorney (included on signature page of this Registration Statement)

99 Amended and Restated 2000 Stock Compensation Plan (which updates the 2000 Stock Compensation Plan filed as Exhibit F to the
               Schedule 14A filed by the Company on December 15, 2000) (a)

--------------------------------------------------------------------------------
(a)  Filed herewith.